Exhibit 23.1

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference and inclusion in this Registration Statement on Form S-3 of our report dated October 28, 2002 relating to the consolidated financial statements, which appears in BankUnited Financial Corporation’s Annual Report on Form 10-K as amended by Form 10-K/A for the year ended September 30, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Miami, Florida

May 22, 2003